Filed Pursuant to Rule 424(b)(7)
Registration No. 333-180924

Prospectus Supplement

(to Prospectus dated April 25, 2012)

1,604,952 Shares of

Dover Corporation

Common Stock

This prospectus supplement relates to the possible resale by certain stockholders of up to 1,604,952 shares of our common stock. This prospectus supplement replaces and supersedes the prospectus supplements dated May 14, 2012, May 21, 2012 and May 23, 2012. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

Investing in our common stock involves risks. You should refer to the risk factors referenced on pages 10-14 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 29, 2012

PROSPECTUS SUPPLEMENT

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
SELLING STOCKHOLDERS	S-3

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of the respective document. Our business, properties, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which lists and provides certain information about the selling stockholders named herein. The second part is the accompanying prospectus, which gives more general information about the offering being made pursuant to the prospectus and this prospectus supplement by the selling stockholders. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus or a prospectus supplement bearing an earlier date, the information in this prospectus supplement replaces the information in the accompanying prospectus and/or such prior prospectus supplement.

You should read this prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in the accompanying prospectus under “Where You Can Find More Information” and “Incorporation by Reference” for information on our company and our business, properties, financial condition, results of operations and prospects.

References in this prospectus to “Dover,” the “Company,” “we,” “us” and “our” refer to Dover Corporation and its subsidiaries.

This prospectus supplement replaces and supersedes the prospectus supplements dated May 14, 2012, May 21, 2012 and May 23, 2012.

SELLING STOCKHOLDERS

This prospectus supplement and the accompanying prospectus relate to the possible resale by certain of our stockholders, who we refer to in this prospectus supplement as the “selling stockholders,” of shares of our common stock that were issued and outstanding prior to the filing of the registration statement of which this prospectus supplement forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus supplement and the accompanying prospectus through a private placement in connection with a merger transaction. In the merger agreement for that transaction, we agreed to file a registration statement covering the resale of such common stock by (i) persons who originally acquired the shares of our common stock in connection with such merger transaction and/or (ii) charitable donees and distributees who receive shares of common stock from the selling stockholders as a gift or distribution after the date of the prospectus and are identified in this or a subsequent prospectus supplement. Certain recipients of shares of our common stock in the merger have elected not to include their shares of common stock in the registration statement that we filed for resale of the shares issued in the merger. Certain selling stockholders made charitable contributions of some of their shares prior to the offering; such shares are not reflected in the “Number of Shares Beneficially Owned Prior to Offering” column in the table below. Information about the selling stockholders, including their identities and the number of shares of common stock registered on their behalf, is set forth in the table below and may be revised or changed, and additional selling stockholders may be added to the table, in an applicable prospectus supplement.

We do not know when or in what amounts the selling stockholders may offer common stock for sale. The selling stockholders may elect not to sell any or all of the common stock offered by this prospectus supplement and accompanying prospectus. Because the selling stockholders may offer all or some of the common stock pursuant to this offering, we cannot estimate the number of shares of common stock that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common stock covered by this prospectus supplement and accompanying prospectus will be held by the selling stockholders. Except as otherwise indicated, the number of shares of common stock beneficially owned is determined under rules promulgated by the SEC, and the information may not represent beneficial ownership for any other purpose. There is a possibility that one or more of the selling stockholders listed below who were also listed in the prospectus supplements dated May 14, 2012, May 21, 2012 and May 23, 2012, which are superseded by this prospectus supplement, may have initiated the transfer of some or all of the shares covered by a prior prospectus supplement.

The following table sets forth, to our knowledge, certain information about the selling stockholders as of May 29, 2012.

	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Offered Hereby	Number of Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percent(1)		Number	Percent
The Rivers School Corporation	4,540	*	4,540	-0-	*
William Bower	4,200	*	4,200	-0-	*
Michael B. Fox	3,268	*	3,268	-0-	*
Lawrence D. Rakers(3)	3,126	*	3,126	-0-	*
Frederick D. Hoff, Jr.	2,652	*	2,652	-0-	*
Peter Saperstone	1,880	*	1,880	-0-	*
The Stansky 1995 Issue Trust	1,846	*	1,846	-0-	*
Robert Brown	1,713	*	1,713	-0-	*
Mark P. Snyderman	1,695	*	1,695	-0-	*

Paul L. Mucci 2009 Revocable Trust, Paul L. Mucci and Joyce A. Mucci, Trustees	1,647	*	1,647	-0-	*
Robert E. Stansky	1,352	*	1,352	-0-	*
Pandanus Associates, Inc.	1,053	*	1,053	-0-	*
Matthew Fruhan	974	*	974	-0-	*
George C. Domolky	970	*	970	-0-	*
Robert Brenden von Rekowsky	945	*	945	-0-	*
Joseph A. Dattilo	917	*	917	-0-	*
Geoffrey D. Stein	917	*	917	-0-	*
Curvey 1998 Issue Trust dated March 10, 1998, James Scott Curvey and James Carroll, Trustees	849	*	849	-0-	*
Edward E. Madden	824	*	824	-0-	*
Eduardo Pontoriero(4)	808	*	808	-0-	*
Daniel R. Brownell	776	*	776	-0-	*
Richard S. Thompson	775	*	775	-0-	*
C. Bruce Johnstone	650	*	650	-0-	*
Servison 1999 Issue Trust dated 12/16/99 Kristin L. Servison, Trustee	548	*	548	-0-	*
Matthew Born	513	*	513	-0-	*
Robert M. Galusza	456	*	456	-0-	*
Robert A. Lee	369	*	369	-0-	*
James MacDonald	302	*	302	-0-	*
Johnstone 1998 Issue Trust, Robert A. Johnstone, Trustee	249	*	249	-0-	*
Jean M. Raymond	241	*	241	-0-	*
Robert Chersi	226	*	226	-0-	*
Myra J. Tucker	192	*	192	-0-	*
Neal P. Miller	175	*	175	-0-	*
Charles Millege Morgan	135	*	135	-0-	*
Trustees of University of Pennsylvania	86	*	86	-0-	*
Alexander Zavratsky	45	*	45	-0-	*
Michael J. McCarthy	45	*	45	-0-	*
Fidelity Investments Charitable Gift Fund	373,985	*	373,985	-0-	*
Impresa Fund III Limited Partnership(5)	1,108,207	*	1,949	1,106,258	*

*	Represents less than 1% of the total outstanding shares of our common stock.
(1)	Based on 183,635,799 shares of our common stock outstanding on May 18, 2012.
(2)	Assumes that the selling stockholders sell all of the shares offered pursuant to this prospectus supplement accompanying prospectus.
(3)	The selling stockholder has informed Dover that he is an investment manager of one or more funds in the Fidelity family of funds. In such capacity, the selling stockholder may possess voting or dispositive power over shares of our common stock held by such fund or funds but he has informed Dover that he disclaims any beneficial interest in any such shares under management.
(4)	Prior to the transaction in which the selling stockholders, or their predecessors in interest, acquired their shares of our common stock, Mr. Pontoriero was a director of the company that we acquired in the merger.
(5)	Prior to the merger transaction in which the selling stockholders, or their predecessors in interest, acquired their shares of our common stock, Impresa Fund III Limited Partnership was the largest single stockholder of the company that we acquired in the merger and, together with its affiliates, owned a majority of the shares of such company.

PROSPECTUS

1,604,952 Shares of

Dover Corporation

Common Stock

This prospectus relates to up to 1,604,952 shares of our common stock that may be sold by the selling stockholders from time to time at prices determined by the selling stockholders at the time of sale. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

Our shares trade on the New York Stock Exchange under the symbol “DOV.” On April 24, 2012, the last sale price of the shares as reported on the New York Stock Exchange was $60.87 per share.

We have agreed to pay certain expenses incurred in connection with the registration of the 1,604,952 shares of common stock offered herein, including among other things certain registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with the listing of the shares on the NYSE and printing and distribution expenses.

Investing in our common stock involves risks. You should refer to the risk factors referenced on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2012

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or supplements. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus and any prospectus supplement or supplements is accurate as of the date on the front of the respective document. Our business, properties, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement or supplements. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation by Reference” for information on our company and our business, properties, financial condition, results of operations and prospects. The registration statement, exhibits and incorporated documents can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “Dover,” the “Company,” “we,” “us” and “our” refer to Dover Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference, especially “Management’s Discussion and Analysis of Financial Condition and Results of Operation” presented in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated herein by reference contains, and reports which we file with the SEC after the date of this prospectus contain, “forward-looking statements” within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover’s businesses operate and the U.S. and global economies. Statements in or incorporated by reference into this prospectus that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “indicates,” “suggests,” “will,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, which include but are not limited to the factors discussed under “Risk Factors” in our filings with the SEC incorporated by reference and:

•	uncertainties in the credit and capital markets, interest rates, the world economy and sovereign credit, especially in Europe;

•	political events and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy;

•	the impact of natural disasters and their effect on global supply chains and energy markets;

•	increases in the cost of raw materials;

•	our ability to achieve expected savings from integration, synergy and other cost-control initiatives;

•	the ability to identify and successfully consummate value-adding acquisition opportunities;

•	increased competition and pricing pressures in the markets served by Dover’s businesses;

•	the ability of Dover’s businesses to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements;

•	the impact of loss of a single-source manufacturing facility;

•	changes in customer demand;

•	a downgrade in Dover’s credit ratings;

•	the relative mix of products and services which impacts margins and operating efficiencies;

•	short-term capacity constraints;

•

domestic and foreign governmental and public policy changes including environmental regulations, tax policies, domestic and international export subsidy programs, research and experimentation credits and other similar programs;

•	unforeseen developments in contingencies such as litigation;

•	protection and validity of patent and other intellectual property rights; and

•	the cyclical nature of some of Dover’s businesses.

Prospective investors are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than any information in such documents that is deemed not to be filed):

•	our Current Report on Form 8-K filed with the SEC on January 3, 2012 (SEC File No. 001-0418);

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 10, 2012 (SEC File No. 001-04018);

•	our Current Report on Form 8-K filed with the SEC on February 15, 2012 (SEC File No. 001-04018);

•	our definitive proxy statement for our 2012 Annual Meeting of Shareholders filed with the SEC on March 19, 2012 (SEC File No. 001-04018);

•	Our Quarterly Report on Form 10-Q for the Quarterly Period ended on March 31, 2012, filed with the SEC on April 18, 2012 (SEC File No. 001-04018); and

•	our Current Report on Form 8-K filed with the SEC on April 25, 2012 (SEC File No. 001-04018).

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the filing of the registration statement and prior to the termination of the offering made by this prospectus; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless, and to the extent, specified in any such Current Report on Form 8-K. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Dover Corporation

3005 Highland Parkway

Downers Grove, IL 60515

Attention: Corporate Secretary

Telephone: (630) 541-1540

DOVER CORPORATION

Dover Corporation is a diversified, multinational corporation that manufactures a broad range of specialized products and components and also offers related services and consumables. Dover provides its customers with outstanding products and services that reflect the Company’s commitment to operational excellence, innovation and market leadership. Dover was incorporated in 1947 in the State of Delaware and became a publicly traded company in 1955.

In the fourth quarter of 2011, we reorganized into four new business segments that are aligned with the key end-markets they serve: Communication Technologies, Energy, Engineered Systems and Printing & Identification.

Dover is headquartered at 3005 Highland Parkway, Downers Grove, Illinois 60515 and our telephone number is (630) 541-1540.

Our website is www.dovercorporation.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in subsequent filings we make with the SEC. See “Incorporation by Reference.”

The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.” We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders or by their charitable donees or distributees.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our restated certificate of incorporation and our by-laws, as amended and restated on November 6, 2008, and is qualified in its entirety by reference to such amended and restated certificate of incorporation and amended and restated by-laws. We have filed copies of these documents as exhibits to our periodic reports filed with the SEC and they may be obtained as described under “Where You Can Find More Information.”

Our authorized capital stock presently consists of 500,000,000 shares of common stock, par value $1.00 per share, and 100,000 shares of preferred stock, par value $100.00 per share. There were:

•	183,625,731 shares of common stock outstanding, excluding treasury shares, as of April 19, 2012; and

•	options and SSARs outstanding to purchase 11,956,743 shares of common stock at a weighted average exercise price of $46.80 as of February 29, 2012.

There are no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors. Except as described below under “—Certain Anti-Takeover Provisions,” no holder of common stock may cumulate votes in voting for our directors. Subject to the rights of any holders of any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, that the board of directors may from time to time declare out of funds legally available. In the event of a liquidation, dissolution or winding up of Dover Corporation, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Subject to the rules and regulations of the NYSE, the authorized but unissued shares of common stock will be available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval (sometimes called “blank check” preferred stock). Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of Dover Corporation.

Preferred stock will be fully paid and nonassessable upon issuance.

Certain Anti-takeover Provisions

Our restated certificate of incorporation and certain other documents currently contain the following provisions which may make more difficult or discourage takeover attempts: (1) Article Fourteenth which requires, with certain exceptions, vote of the holders of 80% of our voting stock for business combinations and other specified transactions with a 15% stockholder unless certain minimum price and procedural requirements are met; (2) Article Fifteenth which prohibits “greenmail” payments without stockholder approval to any person or group that has held more than 5% of the stock and also requires cumulative voting for election of directors at any time there is a stockholder or group of affiliated stockholders who own 40% or more of the outstanding common stock; (3) Article Sixteenth which requires that any stockholder action must be taken at a meeting and may not be effected by a consent in writing; and (4) provisions in the amended and restated by-laws that reserve to the board of directors and executive committee the right to call a special meeting of stockholders and also require that the Secretary of the company be given advance notice of all stockholder proposals and nominations for the election of directors. These provisions may also make more difficult a change of management even when considered desirable by stockholders.

In addition to the foregoing provisions of our restated certificate of incorporation and restated by-laws as described above, under some circumstances we could use our authorized but unissued shares of common stock to frustrate takeover attempts, and the effects of issuing preferred stock under the “blank check” preferred stock provisions could include delaying or preventing changes in control or management of Dover Corporation. We also maintain the “Dover Corporation Senior Executive Change-in-Control Severance Plan”, which establishes severance benefits payable to eligible executives if they are involuntarily terminated following a change-in-control. We do not presently maintain a shareholder rights plan or other arrangement commonly referred to as a “poison pill.” We do not have a classified board of directors.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

•

any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage persons interested in acquiring our company to negotiate in advance with our board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Limitations on Director Liability

Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our by-laws provide for indemnification of such persons to the fullest extent authorized by the DGCL.

In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

Registration Rights

We agreed to register the common stock being offered pursuant to this prospectus in the merger agreement that we entered into in connection with the private placement and merger referred to under “Selling Stockholders.” We are not subject to any other obligation to register any of our common stock or any of our other outstanding securities.

Transfer Agent and Registrar

The transfer agent and registrar for Dover Corporation’s common stock is Computershare Investor Services.

New York Stock Exchange Listing

Dover Corporation’s common stock is listed on the NYSE under the symbol “DOV.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, to whom we refer in this prospectus as the “selling stockholders,” of shares of our common stock that were issued and outstanding prior to the filing of the registration statement of which this prospectus forms a part. We issued the shares of our common stock covered by this prospectus through a private placement in connection with a merger transaction. In the merger agreement for that transaction, we agreed to file a registration statement covering the resale of such common stock by (i) persons who originally acquired the shares of our common stock in connection with such merger transaction and/or (ii) distributees and charitable donees of such persons. Certain recipients of shares of our common stock in the merger have elected not to include their shares of common stock in the registration statement that we filed for resale of the shares issued in the merger. Information about the selling stockholders, where applicable, will be added to this prospectus in an applicable prospectus supplement. Such information will include (in tabular form, to the extent practicable):

•	the name of each selling stockholder;

•	any position, office or other material relationship with us or any of our predecessors or affiliates held by such selling stockholders during the last 3 years;

•	the number of shares of our common stock owned prior to this offering by each selling stockholder named in the prospectus supplement;

•	the number of shares of our common stock to be offered for the account of each selling stockholder named in the prospectus supplement; and

•	the number of shares (and, if greater than 1%, the percentage) of our common stock to be owned by each selling stockholder after the offering.

We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. One or more selling stockholders may elect not to sell any or all of the common stock offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, we will not be able to estimate the number of shares of common stock that will be held by the selling stockholders after completion of the offering. Accordingly, except as we may be expressly advised by any selling stockholder, the information presented with respect to the selling stockholders will assume that, after completion of the offering, none of the common stock covered by this prospectus will be held by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell shares of common stock covered by this prospectus and any applicable prospectus supplement or supplements. The term “selling stockholders” includes charitable donees or distributees that receive shares of common stock from the selling stockholders as a gift or distribution after the date of this prospectus and who will be identified in a prospectus supplement.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares. These sales may be made at a fixed price or prices, which may be changed, at prices on the NYSE or at prices related to the then current market price and under terms then prevailing. Sales of the shares may also be made in negotiated transactions at negotiated prices, including by one or more of the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus and any applicable prospectus supplement or supplements;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of the New York Stock Exchange or other exchange or trading system on which the shares are admitted for trading privileges;

•	sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise) for the shares;

•	sales in other ways not involving market makers or established trading markets;

•	through put or call transactions relating to the shares;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

•	in privately negotiated transactions.

In connection with the distributions of the shares of common stock or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and deliver the shares to close out such short positions; or

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus and any applicable prospectus supplement or supplements, which they may in turn resell.

In addition, the selling stockholders may sell shares of common stock under Section 4(1) of the Securities Act or any other exemption from the registration requirements available, rather than pursuant to this prospectus and any applicable prospectus supplement or supplements. In effecting sales, broker-dealer or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale.

In offering the shares of common stock covered by this prospectus and any applicable prospectus supplement or supplements, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. To the extent the selling stockholders or any such broker-dealer may be deemed to be an underwriter, the selling stockholders and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We will make copies of this prospectus and any applicable prospectus supplement or supplements available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

We are keeping the registration statement current for only 45 days from the date of this prospectus and, thereafter, commencing six months after the close of the merger, the selling stockholders and the other recipients of our common stock in the merger described under “Selling Stockholders” may sell shares of common stock pursuant to Rule 144 adopted under the Securities Act, Section 4(1) of the Securities Act or another exemption available.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus has been passed upon by Joseph W. Schmidt, Esq., our Senior Vice President, General Counsel and Secretary.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed a registration statement and related exhibits with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.dovercorporation.com. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

You may also obtain copies of this information at prescribed rates by writing to the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.